UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 12th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 547-9591

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	RLMD	Nasdaq

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On March 9, 2020, the Board of Directors of Relmada Therapeutics, Inc. (“Relmada” or the “Company”) appointed Thomas Wessel, M.D., Ph.D, as the Company’s Executive Vice President, Head of Research and Development.

A brief description of the background and business experience of Dr. Wessel is as follows:

Thomas C. Wessel, M.D., Ph.D., age 64, has been our Executive Vice President, Head of Research and Development since March 9, 2020. Dr. Wessel is a board-certified neurologist with extensive drug development experience, including medical lead for three CNS products approved in the United States: Razadyne®, Lunesta® and Ampyra®.  Over the last decade, he served as Chief Medical Officer (CMO) for Acorda Therapeutics from November 2008 to September 2011, Flex Pharma from December 2014 to July 2018 and more recently at Asceneuron from November 2018 to October 2019.  He was also a CMO consultant with Verge Genomics in San Francisco from December 2019 to March 2020. Dr. Wessel gained extensive experience in the development of CNS active isomers as Senior Vice President of Clinical Research at Sepracor from September 2007 to October 2008. He also worked on several development projects in neurology and psychiatry at Janssen Pharmaceutical (Johnson & Johnson) in Europe and the United States.  Dr. Wessel received his M.D. from the Ludwig-Maximilians-University in Munich, Germany, and his Ph.D. in experimental neurobiology at the Max-Planck-Institute for Psychiatry in Martinsried, Germany.  Dr. Wessel completed his residency in neurology at New York Hospital and Memorial Sloan-Kettering Cancer Center (Department of Neurology at Weill Cornell University Hospital) where he remained on the faculty for several years as an Instructor and Assistant Professor before joining the industry.

There is no arrangement or understanding between Dr. Wessel and any other person pursuant to which he was selected as an officer of the Company.

Family Relationships

There are no family relationships between Dr. Wessel and any of our directors or officers.

Transactions with Related Persons

The Company does not have any related party transactions with Dr. Wessel within the meaning of Item 404(a) of Regulation S-K.

Summary of Employment Agreement

On March 7, 2020, the Company and Dr. Wessel entered into an employment agreement (the “Wessel Employment Agreement”). Pursuant to the Wessel Employment Agreement, Dr. Wessel and the Company agreed to the following:

●	Salary is $475,000 per year, and a sign on bonus of $50,000, with a yearly target bonus of 40% of the base salary.

●	Dr. Wessel’s. employment with the Company will be on an “at will” basis meaning that either Dr. Wessel or the Company may terminate his employment at any time for any reason or no reason, upon written notification to the other party, without further obligation or liability, except as provided in the agreement.

Dr. Wessel may also be entitled to certain severance payments. In the event of termination other than for cause, Dr. Wessel will be entitled to severance equal to six months of compensation and health benefits.

●	During the term of the agreement, he may also be awarded grants under the Company’s 2014 Stock Option and Equity Incentive Plan, as amended (the “Stock Plan”), subject to Board approval. Dr. Wessel was granted an initial option grant of 350,000 shares which vest over a four year period pursuant to the terms of the Company’s stock plan.

●	Dr. Wessel is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.

●	Non-Solicitation. The Employment Agreement also contains a non-solicitation provision that, among other things, provides that during the term of employment and for a period of 24 months following the cessation of employment with the Company he shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity.

●	Indemnification. Dr. Wessel and the Company also entered into the Company’s standard indemnification agreement where the Company agreed to indemnify Dr. Wessel in certain circumstances.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Wessel Employment Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Departure of Officer

On March 6, 2020, Dr. Ottavio Vitolo, who served as Relmada’s Chief Medical Officer and Head of Research and Development, left the company to pursue other opportunities.  Relmada is grateful for Dr. Vitolo’s contributions to the Company and wishes him the best of luck in his future endeavors. The Company agreed to pay Dr. Vitolo severance of $200,000 in accordance with his employment contract. If Dr. Vitolo elects COBRA continuation coverage under the Company’s group health plan, he shall only be required to pay active employee rates, as in effect from time to time, for six months. At the conclusion of this period, shall be eligible to continue his coverage, pursuant to COBRA, and shall be responsible for the entire COBRA premium for the remainder of the applicable COBRA continuation period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission:

Exhibit No.	Description
10.1	Employment Agreement, dated March 7, 2020, by and between Thomas Wessel and Relmada Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2020	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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